                              RODMAN & RENSHAW, LLC
                               330 MADISON AVENUE
                               NEW YORK, NEW YORK

                           SELECTED DEALERS AGREEMENT

Dear Sirs:

     1. Registration under the Securities Act of 1933, as amended (the " ACT "), of the 18,750,000 Units* of Vector Intersect Security Acquisition Corp. (the "
COMPANY "), as more fully described in the Preliminary Prospectus, dated
     , 2005, and in the final prospectus (the "
PROSPECTUS ") which will be forwarded to you, will become effective in the near future. We, as the Underwriters, are offering certain of the Units for purchase by a selected group of dealers (the " SELECTED DEALERS ") on the terms and conditions stated herein.

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* Plus the over-allotment option available to the Underwriter to purchase up to an additional 2,812,500 Units.

Authorized Public Offering Price:    $8.00 per Unit.

Dealers' Selling Concession:         Not to exceed $0.__ per Unit payable upon
                                     termination of this Agreement, except as
                                     provided below. We reserve the right not to
                                     pay such concession on any of the Units
                                     purchased by any of the Selected Dealers
                                     from us and repurchased by us at or below
                                     the price stated above prior to such
                                     termination.

Reallowance:                         You may reallow not in excess of $0.__ per
                                     Unit as a selling concession to dealers who
                                     are members in good standing of the
                                     National Association of Securities Dealers,
                                     Inc. (the " NASD ") or to foreign dealers
                                     who are not eligible for membership in the
                                     NASD and who have agreed: (i) not to sell
                                     the Units within the United States of
                                     America, its territories or possessions or
                                     to persons who are citizens thereof or
                                     residents therein; and (ii) to abide by the
                                     applicable Conduct Rules of the NASD.

Delivery and Payment:                Delivery of the Units shall be made on or
                                     about _____________, 2005 or such later
                                     date as we may advise on not less than one
                                     day's notice to you, at the office of
                                     Rodman & Renshaw, LLC, 330 Madison Avenue,
                                     New York, NY or at such other place as we
                                     shall specify on not less than one day's
                                     notice to you. Payment for the Units is to
                                     be made, against delivery, at the
                                     authorized public offering price stated
                                     above, or, if we shall so advise you, at
                                     the authorized public offering price less
                                     the dealers' selling

                                     concession stated above, by a certified or
                                     official bank check in New York Clearing
                                     House Funds payable to the order of Rodman
                                     & Renshaw, LLC

Termination:                         This Agreement shall terminate at the close
                                     of business on the 45th day following the
                                     effective date of the Registration
                                     Statement (of which the enclosed Prospectus
                                     forms a part), unless extended at our
                                     discretion for a period or periods not to
                                     exceed in the aggregate 30 additional days.
                                     We may terminate this Agreement, whether or
                                     not extended, at any time without notice.

     2. Any of the Units purchased by you hereunder are to be offered by you to the public at the public offering price, except as herein otherwise provided and except that a reallowance from such public offering price not in excess of the amount set forth on the first page of this Agreement may be allowed as consideration for services rendered in distribution to dealers that: (a) are actually engaged in the investment banking or securities business; (b) execute the written agreement prescribed by Rule 2740 of the NASD Conduct Rules; and (c)
are either members in good standing of the NASD or foreign banks, dealers or institutions not eligible for membership in the NASD that represent to you that they will promptly reoffer such Units at the public offering price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in paragraph 9 below.

     3. You, by becoming a member of the Selected Dealers, agree: (a) upon effectiveness of the Registration Statement and your receipt of the Prospectus, to take up and pay for the number of Units allotted and confirmed to you; (b)
not to use any of the Units to reduce or cover any short position you may have;
(c) upon our request, to advise us of the number of Units purchased from us as manager of the Selected Dealers remaining unsold by you and to resell to us any or all of such unsold Units at the public offering price stated above, less all or such part of the concession allowed you as we may determine; and (d) to make available a copy of the Prospectus to all persons who on your behalf will solicit orders for the Units prior to the making of such solicitations by such persons. You are not authorized to give any information or to make any representations other than those contained in the Prospectus or any supplements or amendments thereto.

     4. As contemplated by Rule 15c2-8 under the Securities Exchange Act of
1934, as amended, we agree to mail a copy of the Prospectus to any person making a written request therefor during the period referred to in the rules and regulations adopted under such Act, the mailing to be made to the address given in the request. You confirm that you have delivered all preliminary prospectuses and revised preliminary prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agree to deliver all copies of the Prospectus required to be delivered thereunder. We have heretofore delivered to you such preliminary prospectuses as have been required by you, receipt of which is hereby acknowledged, and will deliver such further prospectuses as may be requested by you.

     5. You agree that until termination of this Agreement you will not make purchases or sales of the Units except: (a) pursuant to this Agreement; (b)
pursuant to authorization received from us;

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or (c) in the ordinary course of business as broker or agent for a customer pursuant to any unsolicited order.

     6. Additional copies of the Prospectus and any supplements or amendments thereto shall be supplied in reasonable quantity upon request.

     7. The Units are offered by us for delivery when, as and if sold to, and accepted by, us and subject to the terms herein and in the Prospectus or any supplements or amendments thereto, to our right to vary the concessions and terms of offering after their release for public sale, to approval of counsel as to legal matters and to withdrawal, cancellation or modification of the offer without notice.

     8. Upon written application to us, you shall be informed as to the jurisdictions under the securities or blue sky laws of which we believe the
Units are eligible for sale, but we assume no responsibility as to such eligibility or the right of any member of the Selected Dealers to sell any of the Units in any jurisdiction. We have caused to be filed a Further State Notice relating to such of the Units to be offered to the public in New York in the form required by, and pursuant to, the provisions of Article 23A of the General
Business Law of the State of New York. Upon the completion of the public offering contemplated herein, each member of the Selected Dealers agrees to promptly furnish to us, upon our request, territorial distribution reports setting forth each jurisdiction in which sales of the Units were made by such member, the number of Units sold in such jurisdiction, and any further information as we may request, in order to permit us to file on a timely basis any report that we as the Underwriters of the offering or manager of the
Selected Dealers may be required to file pursuant to the securities or blue sky laws of any jurisdiction.

     9. You, by becoming a member of the Selected Dealers, represent that you actually engaged in the investment banking or securities business and that you are: (a) a member in good standing of the NASD and will comply with Rule 2740
NASD's Conduct Rules; or (b) a foreign dealer or institution that is not eligible for membership in the NASD and that has agreed (i) not to sell Units within the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein, (ii) that any and all sales shall be in compliance with Rule 2110-01 of the NASD's Conduct Rules,
(iii) to comply, as though it were a member of the NASD, with Rules 2730, 2740 and 2750 of the NASD's Conduct Rules, and to comply with Rule 2420 thereof as that Rule applies to a non-member broker or dealer in a foreign country.

     10. Nothing herein shall constitute any members of the Selected Dealers'
partners with us or with each other, but you agree, notwithstanding any prior settlement of accounts or termination of this Agreement, to bear your proper proportion of any tax or other liability based upon the claim that the Selected
Dealers constitute a partnership, association, unincorporated business or other separate entity and a like share of any expenses of resisting any such claim.

     11. Rodman & Renshaw, LLC shall be the Managing Underwriter of the offering and manager of the Selected Dealers and shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or the Selected Dealers or any members of them. Except as expressly stated herein, or as may arise under the Act, we shall be

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under no liability to any member of the Selected Dealers as such for, or in respect of: (i) the validity or value of the Units; (ii) the form of, or the statements contained in, the Prospectus, the Registration Statement of which the
Prospectus forms a part, any supplements or amendments to the Prospectus or such
Registration Statement, any preliminary prospectus, any instruments executed by, or obtained or any supplemental sales data or other letters from, the Company, or others; (iii) the form or validity of the Underwriting Agreement or this
Agreement; (iv) the eligibility of any of the Units for sale under the laws of any jurisdiction; (v) the delivery of the Units; (vi) the performance by the
Company, or others of any agreement on its or their part; or (vii) any matter in connection with any of the foregoing, except our own want of good faith.

     12. If for federal income tax purposes the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership, then we elect to be excluded from the application of Subchapter K,
Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and we agree not to take any position inconsistent with such selection. We authorize you, in your discretion, to execute and file on our behalf such evidence of such election as may be required by the Internal Revenue Service.

     13. All communications from you shall be addressed to Rodman & Renshaw,
LLC, 330 Madison Avenue, New York, NY, Attention: Edward Kovalik. Any notice from us to you shall be deemed to have been fully authorized by the Underwriters and to have been duly given if mailed, telegraphed or sent by confirmed facsimile transmittal to you at the address to which this letter is mailed. This
Agreement shall be construed in accordance with the laws of the State of New
York without giving effect to conflict of laws. Time is of the essence in this
Agreement.

     If you desire to become a member of the Selected Dealers, please advise us to that effect immediately by facsimile transmission and sign and return to us the enclosed counterpart of this letter.

                                          Very truly yours,
                                          RODMAN & RENSHAW, LLC

                                          By:
                                              ----------------------------------

     We accept membership in the Selected Dealers on the terms specified above.

Dated:                      , 2005
      ----------------------

   (Selected Dealer)
By:
     Name:
     Title:

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